CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Currency-Linked Principal Protected Notes due 2013	$9,924,000	$707.58

December 2009

Pricing Supplement No. 254
Registration Statement No. 333-156423
Dated December 23, 2009
Filed pursuant to Rule 424(b)(2)
STRUCTURED INVESTMENTS
Opportunities in Currencies
Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar (70% Developed Markets + 30% Emerging Markets)
The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this pricing supplement.  At maturity, an investor will receive for each $1,000 stated principal amount of notes that the investor holds the $1,000 stated principal amount plus the supplemental redemption amount, if any, based on whether the basket has appreciated relative to the U.S. dollar on the valuation date.  The notes are senior obligations of Morgan Stanley and all payment on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.
FINAL TERMS
Issuer:	Morgan Stanley
Aggregate principal amount:	$9,924,000
Issue price:	$1,000 per note (see “Commissions and Issue Price” below)
Stated principal amount:	$1,000 per note
Pricing date:	December 23, 2009
Original issue date:	December 29, 2009 (3 business days after the pricing date)
Maturity date:	September 30, 2013
Principal protection:	100%
Interest:	None
Basket:
The basket consists of nine currencies valued relative to the U.S. dollar (each a “basket currency”) composed of 70% developed market currencies (equally weighted among themselves) and 30% emerging market currencies (equally weighted among themselves), as follows:

70% Developed Market Currencies	Weighting	Initial Exchange Rate	Reference Source	30% Emerging Market Currencies	Weighting	Initial Exchange Rate	Reference Source
Australian dollar (“AUD”)	11.6667%	0.88100	Reuters page “WMRSPOT12”	Brazilian real (“BRL”)	10.0000%	1.7763	Reuters page “BRFR”
British pound (“GBP”)	11.6667%	1.59710	Reuters page “WMRSPOT07”	Chinese renminbi (“CNY”)	10.0000%	6.8287	Reuters page “SAEC”
Canadian dollar (“CAD”)	11.6667%	1.04950	Reuters page “WMRSPOT09”	Indian rupee (“INR”)	10.0000%	46.85	Reuters page “RBIB”
Eurozone euro (“EUR”)	11.6667%	1.43325	Reuters page “WMRSPOT05”
Japanese yen (“JPY”)	11.6667%	91.42500	Reuters page “WMRSPOT12”
Swiss franc (“CHF”)	11.6667%	1.03905	Reuters page “WMRSPOT07”
Payment at maturity:	$1,000 + supplemental redemption amount (if any)
Supplemental redemption amount:	$1,000 times the basket performance times the participation rate; provided that the supplemental redemption amount will not be less than zero.
Basket performance:	Sum of the currency performance values of each of the basket currencies
Participation rate:	110%
Currency performance:
With respect to AUD, EUR and GBP:
(final exchange rate / initial exchange rate) – 1
With respect to BRL, CAD, CHF, CNY, INR and JPY:
(initial exchange rate / final exchange rate) – 1
Under the terms of the notes, a positive currency performance means the basket currency has appreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has depreciated relative to the U.S. dollar.

Currency performance value:	With respect to each basket currency, the weighted percentage appreciation or depreciation of such basket currency as represented by the following formula: currency performance x weighting
Initial exchange rate:	For each basket currency, the relevant exchange rate on the pricing date (see “Basket – Initial Exchange Rate” above)
Final exchange rate:	For each basket currency, the relevant exchange rate on the valuation date
Exchange rate:
With respect to AUD, EUR and GBP:  the rate for conversion of U.S. dollars into one unit of such basket currency, as determined by reference to the applicable reference source described herein.
With respect to BRL, CAD, CHF, CNY, INR and JPY:  the rate for conversion of units of such basket currency into one U.S. dollar, as determined by reference to the applicable reference source described herein.

Valuation date:	September 19, 2013
CUSIP:	617482JQ8
ISIN:	US617482JQ82
Listing:	The notes will not be listed on any securities exchange.
Agent:	Morgan Stanley & Co. Incorporated, a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Commissions and Issue Price:	Price to Public(1)	Agent’s Commissions(1)(2)	Proceeds to Issuer
Per Note	100%	3%	97%
Total	$9,924,000	$297,720	$9,626,280
(1)
The actual price to public and agent’s commissions for a particular investor may be reduced for volume purchase discounts depending on the aggregate amount of notes purchased by that investor.  The lowest price payable by an investor is $990.00 per note.  Please see “Syndicate Information” on page 5 for further details.

(2)
Selected dealers, including Morgan Stanley Smith Barney LLC (an affiliate of the Agent), and their financial advisors will receive from the Agent, Morgan Stanley & Co. Incorporated, a fixed sales commission of 3% for each note they sell.  See “Supplemental information regarding plan of distribution; conflicts of interest.”  For additional information, see “Plan of Distribution” in the accompanying prospectus supplement for currency-linked capital protected notes.

The notes involve risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page 8.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement or the accompanying prospectus supplement and prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below.

Prospectus Supplement for Currency-Linked Capital Protected Notes dated December 23, 2008
Prospectus dated December 23, 2008

THE NOTES ARE NOT BANK DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY, NOR ARE THEY OBLIGATIONS OF, OR GUARANTEED BY, A BANK.

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Fact Sheet

The notes are senior unsecured obligations of Morgan Stanley, will pay no interest and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this pricing supplement.  At maturity, an investor will receive for each $1,000 stated principal amount of notes that the investor holds, the $1,000 stated principal amount plus the supplemental redemption amount, if any, based on whether the basket has appreciated relative to the U.S. dollar on the valuation date.  The notes are senior notes issued as part of Morgan Stanley’s Series F Global Medium-Term Notes program.  All payments on the notes, including the repayment of principal, are subject to the credit risk of Morgan Stanley.

Key Dates
Pricing date:	Original issue date:	Maturity date:
December 23, 2009	December 29, 2009 (3 business days after the pricing date)	September 30, 2013
Key Terms
Issuer:	Morgan Stanley
Aggregate principal amount:	$9,924,000
Basket:
The basket consists of nine currencies valued relative to the U.S. dollar (each a “basket currency”) composed of 70% developed market currencies (equally weighted among themselves) and 30% emerging market currencies (equally weighted among themselves), as follows:

70% Developed Market Currencies	Weighting	Initial Exchange Rate	Reference Source	30% Emerging Market Currencies	Weighting	Initial Exchange Rate	Reference Source
Australian dollar (“AUD”)	11.6667%	0.88100	Reuters page “WMRSPOT12”	Brazilian real (“BRL”)	10.0000%	1.7763	Reuters page “BRFR”
British pound (“GBP”)	11.6667%	1.59710	Reuters page “WMRSPOT07”	Chinese renminbi (“CNY”)	10.0000%	6.8287	Reuters page “SAEC”
Canadian dollar (“CAD”)	11.6667%	1.04950	Reuters page “WMRSPOT09”	Indian rupee (“INR”)	10.0000%	46.85	Reuters page “RBIB”
Eurozone euro (“EUR”)	11.6667%	1.43325	Reuters page “WMRSPOT05”
Japanese yen (“JPY”)	11.6667%	91.42500	Reuters page “WMRSPOT12”
Swiss franc (“CHF”)	11.6667%	1.03905	Reuters page “WMRSPOT07”
Issue price:	$1,000 per note (see “Syndicate Information” on page 5)
Stated principal amount:	$1,000 per note
Interest:	None
Issuer call right:	None
Denominations:	$1,000 and integral multiples thereof
Payment at maturity:	$1,000 + supplemental redemption amount (if any)
Supplemental redemption amount:	$1,000 times the basket performance times the participation rate; provided that the supplemental redemption amount will not be less than zero.
Basket performance:	Sum of the currency performance values of each of the basket currencies.

A depreciation of one or more basket currencies will partially or wholly offset any appreciation in any of the other basket currencies such that the basket performance as a whole may be less than or equal to zero, in which case you will only receive your principal back at maturity.
Please see “Hypothetical Payout on the Notes” starting on page 6 for full examples of how to calculate the basket performance at maturity.

Currency performance:
With respect to AUD, EUR and GBP:
(final exchange rate / initial exchange rate) – 1
With respect to BRL, CAD, CHF, CNY, INR and JPY:
(initial exchange rate / final exchange rate) – 1
Under the terms of the notes, a positive currency performance means the basket currency has appreciated relative to the U.S. dollar, while a negative currency performance means the basket currency has depreciated relative to the U.S. dollar.

Currency performance value:	With respect to each basket currency, the weighted percentage appreciation or depreciation of such basket currency as represented by the following formula: currency performance x weighting
Participation rate:	110%
Initial exchange rate:	For each basket currency, the exchange rate as posted for such basket currency on the applicable reference source on the pricing date (see “Basket – Initial Exchange Rate” above)
Final exchange rate:	For each basket currency, the exchange rate as posted for such basket currency on the applicable reference source on the valuation date

For a description of how the final exchange rate will be determined if the applicable reference source is unavailable and in certain other circumstances, please see the definition of “exchange rate” under “Description of Currency-Linked Capital Protected Notes – General Terms of the Notes – Some Definitions” in the accompanying prospectus supplement.

Risk Factors:	Please see “Risk Factors” beginning on page 8.

December 2009	Page 2

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Exchange rate:
With respect to AUD, EUR and GBP: the rate for conversion of U.S. dollars into one unit of such basket currency, as determined by reference to the applicable reference source.

With respect to BRL, CAD, CHF, CNY, INR and JPY: the rate for conversion of units of such basket currency into one U.S. dollar as determined by reference to the applicable reference source.

If any basket currency is lawfully eliminated, converted, redenominated or exchanged by the country that issued such basket currency after the pricing date and prior to the valuation date, the calculation agent, in its sole discretion, will determine the final exchange rate (or make such adjustment to the initial exchange rate) on the valuation date, in accordance with legal requirements and market practice.

Valuation date:	September 19, 2013
Capital protected notes:
All references to “capital protected” in the accompanying prospectus supplement for currency-linked capital protected notes shall be deemed to refer to “principal protected” when read in conjunction with these preliminary terms.

General Information
Listing:	The notes will not be listed on any securities exchange.
CUSIP:	617482JQ8
ISIN:	US617482JQ82
Minimum ticketing size:	$1,000 / 1 note
Tax considerations:
The notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to U.S. Holders.”  Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the “comparable yield” (as defined in the accompanying prospectus supplement) of the notes, even though no interest is payable on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the notes generally will be treated as ordinary income.  We have determined that the “comparable yield” is a rate of 3.4574% per annum, compounded semi-annually.  Based on the comparable yield set forth above, the “projected payment schedule” for a note (assuming an issue price of $1,000) consists of a projected amount equal to $1,137.3232 due at maturity.  You should read the discussion under “United States Federal Taxation” in the accompanying prospectus supplement concerning the U.S. federal income tax consequences of an investment in the notes.

The following table states the amount of original issue discount (“OID”) (without taking into account any adjustments to reflect the difference, if any, between the actual and the projected amount of any contingent payments on the notes) that will be deemed to have accrued with respect to a note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

	ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD
	Original Issue Date through December 31, 2009	$0.0960	$0.0960
	January 1, 2010 through June 30, 2010	$17.2887	$17.3847
	July 1, 2010 through December 31, 2010	$17.5875	$34.9722
	January 1, 2011 through June 30, 2011	$17.8916	$52.8638
	July 1, 2011 through December 31, 2011	$18.2009	$71.0647
	January 1, 2012 through June 30, 2012	$18.5155	$89.5802
	July 1, 2012 through December 31, 2012	$18.8356	$108.4158
	January 1, 2013 through June 30, 2013	$19.1612	$127.5770
	July 1, 2013 through the Maturity Date	$9.7462	$137.3232

The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders’ accruals of OID and adjustments in respect of the notes, and we make no representation regarding the actual amounts of payments that will be made on a note.

	If you are a non-U.S. investor, please also read the section of the accompanying prospectus supplement called “United States Federal Taxation — Tax Consequences to Non-U.S. Holders.”

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Trustee:	The Bank of New York Mellon (as successor trustee to JPMorgan Chase Bank, N.A.)
Agent:	Morgan Stanley & Co. Incorporated (“MS & Co.”)
Calculation agent:	Morgan Stanley Capital Services Inc. (“MSCS”)
Payment currency:	U.S. dollar

December 2009	Page 3

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Use of proceeds and hedging:
The net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, in connection with hedging our obligations under the notes through one or more of our subsidiaries.

On or prior to the pricing date, we, through our subsidiaries or others, hedged our anticipated exposure in connection with the notes by taking positions in forwards and options contracts on the basket currencies.  Such purchase activity could have affected the initial exchange rate for the basket currencies, and, therefore, could have affected the exchange rate that must prevail with respect to the basket currencies on the valuation date before you would receive at maturity a payment that exceeds the stated principal amount of the notes.  For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Benefit plan investor considerations:
Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (a “Plan”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the notes are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the notes.

Because we may be considered a party in interest with respect to many Plans, the notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any notes to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

December 2009	Page 4

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the notes if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets Inc., Morgan Stanley or MSSB or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of notes by the account, plan or annuity.

Additional considerations:
Client accounts over which Citigroup Inc., Morgan Stanley, MSSB or any of their respective subsidiaries have investment discretion are not permitted to purchase the notes, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:
The agent may distribute the notes through Morgan Stanley Smith Barney LLC (“MSSB”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc ("MSIP") and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley. Selected dealers, including MSSB (an affiliate of the Agent), and their financial advisors will receive from the Agent, MS & Co., a fixed sales commission of 3% for each note they sell.

MS & Co. is our wholly-owned subsidiary.  MS & Co. will conduct this offering in compliance with the requirements of NASD Rule 2720 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer.  See “Plan of Distribution” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement for currency-linked capital protected notes.

Contact:
Morgan Stanley Smith Barney clients may contact their local Morgan Stanley Smith Barney branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

Syndicate Information
Issue price of the notes	Selling concession	Principal amount of notes for any single investor
100.00%	3.00%	<$1MM
99.50%	2.50%	≥$1MM and <$3MM
99.25%	2.25%	≥$3MM and <$5MM
99.00%	2.00%	≥$5MM

Selling concessions allowed to dealers in connection with the offering may be reclaimed by the agent, if, within 30 days of the offering, the agent repurchases the notes distributed by such dealers.

This offering summary represents a summary of the terms and conditions of the notes.  We encourage you to read the accompanying prospectus supplement for currency-linked capital protected notes and prospectus related to this offering, which can be accessed via the hyperlinks on the front page of this document.

December 2009	Page 5

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Hypothetical Payout on the Notes

Presented below are two full examples showing how to calculate the payment at maturity.

The following hypothetical examples are provided for illustrative purposes only.  Actual results will vary.  Currency exchange rates or basket performances used in the examples below are hypothetical and do not reflect actual exchange rates or basket performances.

Example 1:  The basket performance is positive.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
AUD	11.6667%	0.91690	1.00859	10%
GBP	11.6667%	1.65820	1.82402	10%
CAD	11.6667%	1.06030	0.96391	10%
EUR	11.6667%	1.49410	1.64351	10%
JPY	11.6667%	88.54000	80.49091	10%
CHF	11.6667%	1.01170	0.91973	10%
BRL	10.0000%	1.73150	1.57409	10%
CNY	10.0000%	6.83030	6.20936	10%
INR	10.0000%	46.39370	42.17609	10%

Basket performance = Sum of currency performance values

[(Final AUD exchange rate / Initial AUD exchange rate) – 1]  x  11.6667%, plus
[(Final GBP exchange rate / Initial GBP exchange rate) – 1]  x  11.6667%, plus
[(Initial CAD exchange rate / Final CAD exchange rate) – 1]  x  11.6667%, plus
[(Final EUR exchange rate / Initial EUR exchange rate) – 1]  x  11.6667%, plus
[(Initial JPY exchange rate / Final JPY exchange rate) – 1]  x  11.6667%, plus
[(Initial CHF exchange rate / Final CHF exchange rate) – 1]  x  11.6667%, plus
[(Initial BRL exchange rate / Final BRL exchange rate) – 1]  x  10.0000%, plus
[(Initial CNY exchange rate / Final CNY exchange rate) – 1]  x  10.0000%, plus
[(Initial INR exchange rate / Final INR exchange rate) – 1]  x  10.0000%

So, using the hypothetical exchange rates above:

[(1.00859 / 0.9169) - 1] x 11.6667% = 1.1667%, plus
[(1.82402 / 1.6582) - 1] x 11.6667% = 1.1667%, plus
[(1.0603 / 0.96391) - 1] x 11.6667% = 1.1667%, plus
[(1.64351 / 1.4941) - 1] x 11.6667% = 1.1667%, plus
[(88.54 / 80.49091) - 1] x 11.6667% = 1.1667%, plus
[(1.0117 / 0.91973) - 1] x 11.6667% = 1.1667%, plus
[(1.7315 / 1.57409) - 1] x 10.0000% = 1.0000%, plus
[(6.8303 / 6.20936) - 1] x 10.0000% = 1.0000%, plus
[(46.3937 / 42.17609) - 1] x 10.0000% = 1.0000%

Hypothetical basket performance  =      10%

Participation rate  =    110%

Supplemental redemption amount  =    1,000  x  basket performance x  participation rate

=    $1,000  x  10%  x  110%  = $110

Because the basket performance is greater than zero, investors will receive a supplemental redemption amount.  Therefore, the total payment at maturity per note will be $1,110, which is the sum of the $1,000 principal amount and the supplemental redemption amount of $110.

December 2009	Page 6

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Example 2:  Basket performance is zero or negative.

Basket Currency	Weighting	Hypothetical Initial Exchange Rate	Hypothetical Final Exchange Rate	% Appreciation / Depreciation
AUD	11.6667%	0.91690	0.73352	–20.000%
GBP	11.6667%	1.65820	1.24365	–25.000%
CAD	11.6667%	1.06030	0.96391	10.000%
EUR	11.6667%	1.49410	0.89646	–40.000%
JPY	11.6667%	88.54000	80.49091	10.000%
CHF	11.6667%	1.01170	1.68617	–40.000%
BRL	10.0000%	1.73150	1.57409	10.000%
CNY	10.0000%	6.83030	6.20936	10.000%
INR	10.0000%	46.39370	42.17609	10.000%

Basket performance = Sum of currency performance values

[(Final AUD exchange rate / Initial AUD exchange rate) – 1]  x  11.6667%, plus
 [(Final GBP exchange rate / Initial GBP exchange rate) – 1]  x  11.6667%, plus
[(Initial CAD exchange rate / Final CAD exchange rate) – 1]  x  11.6667%, plus
 [(Final EUR exchange rate / Initial EUR exchange rate) – 1]  x  11.6667%, plus
 [(Initial JPY exchange rate / Final JPY exchange rate) – 1]  x  11.6667%, plus
[(Initial CHF exchange rate / Final CHF exchange rate) – 1]  x  11.6667%, plus
[(Initial BRL exchange rate / Final BRL exchange rate) – 1]  x  10.0000%, plus
[(Initial CNY exchange rate / Final CNY exchange rate) – 1]  x  10.0000%, plus
[(Initial INR exchange rate / Final INR exchange rate) – 1]  x  10.0000%

So, using the hypothetical exchange rates above:

[(0.73352 / 0.9169) - 1] x 11.6667% = -2.3333%, plus
[(1.24365 / 1.6582) - 1] x 11.6667% = -2.9167%, plus
[(1.0603 / 0.96391) - 1] x 11.6667% = 1.1667%, plus
[(0.89646 / 1.4941) - 1] x 11.6667% = -4.6667%, plus
[(88.54 / 80.49091) - 1] x 11.6667% = 1.1667%, plus
[(1.0117 / 1.68617) - 1] x 11.6667% = -4.6667%, plus
[(1.7315 / 1.57409) - 1] x 10.0000% = 1.0000%, plus
[(6.8303 / 6.20936) - 1] x 10.0000% = 1.0000%, plus
[(46.3937 / 42.17609) - 1] x 10.0000% = 1.0000%

Basket performance   =   – 9.25%

Hypothetical basket performance  =       – 9.25%

Supplemental redemption amount  =     $0

Because the basket performance is less than (or equal to) 0%, the supplemental redemption amount will be $0 and the total payment at maturity per note will only equal the $1,000 principal amount per note.

The basket performance may be equal to or less than 0% even though one or more basket currencies have strengthened relative to the U.S. dollar over the term of the notes as this strengthening may be moderated, or wholly offset, by the weakening or lesser strengthening relative to the U.S. dollar of one or more of the other basket currencies.

December 2009	Page 7

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Risk Factors

The notes are financial instruments that are suitable only for investors who are capable of understanding the complexities and risks specific to the notes.  Accordingly, you should consult your own financial and legal advisers as to the risks entailed by an investment in the notes and the suitability of such notes in light of your particular circumstances.  The notes are not secured debt and investing in the notes is not equivalent to investing directly in the basket currencies.  The following is a non-exhaustive list of certain key considerations for investors in the notes.  For a complete list of considerations and risk factors, please see the accompanying prospectus supplement and prospectus.

▪
The notes may not pay more than the stated principal amount at maturity.  Because the supplemental redemption amount is variable and may equal zero, you may receive only the stated principal amount of $1,000 for each note you hold at maturity, subject to the credit risk of Morgan Stanley.

▪
No periodic interest payments, and the return on your investment in the notes may be less than the amount that would be paid on conventional debt securities issued by us with similar maturities.  The terms of the notes differ from ordinary debt securities in that no periodic interest will be paid.  Unless the basket performance is sufficiently greater than zero, the overall return on your investment in the notes may be less than the amount that would be paid on a conventional debt security of comparable maturity issued by us.  The payment of the supplemental redemption amount, if any, and the return of the stated principal amount of the notes at maturity may not compensate you for the effects of inflation and other factors relating to the value of money over time.

▪
The notes are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes in its credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on Morgan Stanley’s ability to pay all amounts due on the notes at maturity, and therefore investors are subject to Morgan Stanley’s credit risk and to changes in the market's view of Morgan Stanley’s creditworthiness. Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the notes.

▪
Currency exchange risk. Fluctuations in the exchange rates between the U.S. dollar and the basket currencies will affect the value of the notes.  Exchange rate movements for a particular currency against the U.S. dollar are volatile and are the result of numerous factors specific to that country and the United States including the supply of, and the demand for, those currencies, as well as government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to different regions.  Changes in exchange rates result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in the related countries.  Of particular importance to potential currency exchange risk are: (i) rates of inflation; (ii) interest rate levels; (iii) balance of payments; and (iv) the extent of governmental surpluses or deficits in the relevant foreign country and the U.S.  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries and the U.S. and other countries important to international trade and finance.  The weakening of any of the basket currencies relative to the U.S. dollar may have a material adverse effect on the value of the notes and the return on an investment in the notes.

▪
Government intervention could materially and adversely affect the value of the notes.  Foreign exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely.  Governments, including those issuing the basket currencies and the United States, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies.  They may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency.  Thus, a special risk in purchasing the notes is that their trading value and amount payable could be affected by the actions of sovereign governments, fluctuations in response to other market forces and the movement of currencies across borders.

▪
The current global financial crisis can be expected to heighten currency exchange risks.  In periods of financial turmoil, capital can move quickly out of regions that are perceived to be more vulnerable to the effects of the crisis than others with sudden and severely adverse consequences to the currencies of those regions.  In addition, governments around the world, including the United States government and governments of other major world currencies, have recently made, and may be expected to continue to make, very significant interventions in their economies, and sometimes directly in their currencies.  Such interventions affect currency exchange rates globally and, in particular, the value of the basket currencies relative to the U.S. dollar.  Further interventions, other

December 2009	Page 8

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

government actions or suspensions of actions, as well as other changes in government economic policy or other financial or economic events affecting the currency markets, may cause currency exchange rates to fluctuate sharply in the future, which could have a material adverse effect on the value of the notes and your return on your investment in the notes at maturity.

▪
Many unpredictable factors will affect the value of the notes.  These include: (i) exchange rates of the basket currencies; (ii) interest rate levels; (iii) volatility of the basket currencies; (iv) geopolitical conditions and economic, financial, regulatory, political, judicial or other events that affect foreign exchange markets; (v) the time remaining to the maturity; (vi) availability of comparable instruments; (vii) intervention by the governments of the related basket currencies and the U.S.; and (viii) any actual or anticipated changes in our credit ratings or credit spreads.  In addition, currency markets are subject to temporary distortions or other disruptions due to various factors, including lack of liquidity, participation of speculators and government regulation and intervention.  As a result, the market value of the notes will vary and sale of the notes prior to maturity may result in a loss.

▪
Even though the basket currencies trade around-the-clock, the notes will not. Because the inter-bank market in foreign currencies is a global, around-the-clock market, the hours of trading for the notes, if any, will not conform to the hours during which the underlying basket currencies are traded.  Consequently, significant price and rate movements may take place in the underlying foreign exchange markets that will not be reflected immediately in the price of the notes.  Additionally, there is no systematic reporting of last-sale information for foreign currencies which, combined with the limited availability of quotations to individual investors, may make it difficult for many investors to obtain timely and accurate data regarding the state of the underlying foreign exchange markets.

▪
Changes in the value of one or more of the basket currencies may offset each other. A decrease in the value of one or more of the basket currencies may wholly or partially offset any increase in the value of the other basket currencies.

▪
The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase notes in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the notes as well as the cost of hedging our obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co. as a result of dealer discounts, mark-ups or other transaction costs.

▪
Economic interests of the calculation agent may be potentially adverse to the investors. The calculation agent is an affiliate of the issuer.  Any determinations made by the calculation agent may adversely affect the payment to you at maturity.

▪
The notes will not be listed on any securities exchange and secondary trading may be limited.  The notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes.  MS & Co. may, but is not obligated to, make a market in the notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were not to make a market in the notes, it is likely that there would be no secondary market for the notes.  Accordingly, you should be willing to hold your notes to maturity.

▪
Hedging and trading activity by affiliates of the issuer could adversely affect exchange rates of the basket currencies. Affiliates of the issuer have carried out, and will continue to carry out, hedging activities related to the notes (and possibly to other instruments linked to the basket currencies), including trading in futures, forwards and/or options contracts on the basket currencies as well as in other instruments related to the basket currencies.  Affiliates of the issuer also trade the basket currencies and other financial instruments related to the basket currencies on a regular basis as part of their general broker-dealer, proprietary trading and other businesses.  Any of these hedging or trading activities on or prior to the pricing date could have increased the value of the basket currencies and, as a result, could have increased the value against the U.S. dollar at which the basket currencies must close on the valuation date before you receive a payment at maturity that exceeds the stated principal amount of the notes.

December 2009	Page 9

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Historical Information

The first graph below sets forth the basket performance for the period from January 1, 2004 through December 23, 2009.  The graph illustrates the effect of any offset and/or correlation among the basket currencies during such period.  The graph does not attempt to show your expected return on an investment in the notes at maturity.  The following tables set forth the published high, low and end-of-quarter exchange rates for each of the basket currencies for each quarter in the period from January 1, 2004 through December 23, 2009.  The related graphs set forth exchange rates of each basket currency relative to the U.S. dollar for such period.  We obtained the information in the tables and graphs below from Bloomberg Financial Markets (“Bloomberg”), without independent verification.  We will not use Bloomberg to determine the applicable exchange rates.  You cannot predict the future performance of any of the basket currencies or of the basket as a whole, or whether the strengthening of any of the basket currencies relative to the U.S. dollar will be offset by the weakening of other basket currencies relative to the U.S. dollar, based on their historical performance.

Basket Historical Performance January 1, 2004 to December 23, 2009

December 2009	Page 10

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

AUD (# USD / 1 AUD)	High	Low	Period End
2004
First Quarter	0.7985	0.7336	0.7667
Second Quarter	0.7668	0.6824	0.6993
Third Quarter	0.7323	0.6885	0.7277
Fourth Quarter	0.7917	0.7216	0.7803
2005
First Quarter	0.7984	0.7553	0.7729
Second Quarter	0.7813	0.7495	0.7624
Third Quarter	0.7750	0.7393	0.7620
Fourth Quarter	0.7636	0.7242	0.7328
2006
First Quarter	0.7582	0.7049	0.7164
Second Quarter	0.7758	0.7158	0.7421
Third Quarter	0.7711	0.7419	0.7461
Fourth Quarter	0.7910	0.7421	0.7885
2007
First Quarter	0.8099	0.7704	0.8086
Second Quarter	0.8494	0.8132	0.8494
Third Quarter	0.8879	0.7912	0.8879
Fourth Quarter	0.9341	0.8573	0.8751
2008
First Quarter	0.9490	0.8613	0.9131
Second Quarter	0.9629	0.9072	0.9585
Third Quarter	0.9793	0.7907	0.7924
Fourth Quarter	0.7874	0.6013	0.7026
2009
First Quarter	0.7233	0.6300	0.6913
Second Quarter	0.8209	0.6966	0.8064
Third Quarter	0.8828	0.7786	0.8828
Fourth Quarter (through December 23, 2009)	0.9369	0.8652	0.8793

Australian dollar January 1, 2004 to December 23, 2009 (expressed as units of USD per 1 AUD)

December 2009	Page 11

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

GBP (# USD / 1 GBP)	High	Low	Period End
2004
First Quarter	1.9047	1.7830	1.8462
Second Quarter	1.8572	1.7559	1.8203
Third Quarter	1.8730	1.7731	1.8120
Fourth Quarter	1.9467	1.7795	1.9181
2005
First Quarter	1.9291	1.8547	1.8905
Second Quarter	1.9193	1.7915	1.7915
Third Quarter	1.8444	1.7376	1.7643
Fourth Quarter	1.7845	1.7142	1.7230
2006
First Quarter	1.7875	1.7199	1.7372
Second Quarter	1.8946	1.7392	1.8483
Third Quarter	1.9079	1.8184	1.8721
Fourth Quarter	1.9816	1.8535	1.9588
2007
First Quarter	1.9813	1.9205	1.9678
Second Quarter	2.0087	1.9626	2.0087
Third Quarter	2.0626	1.9812	2.0472
Fourth Quarter	2.1075	1.9774	1.9850
2008
First Quarter	2.0335	1.9418	1.9837
Second Quarter	1.9979	1.9455	1.9923
Third Quarter	2.0058	1.7530	1.7805
Fourth Quarter	1.7714	1.4392	1.4593
2009
First Quarter	1.5216	1.3753	1.4323
Second Quarter	1.6591	1.4468	1.6458
Third Quarter	1.6989	1.5882	1.5982
Fourth Quarter (through December 23, 2009)	1.6818	1.5799	1.5956

British pound January 1, 2004 to December 23, 2009 (expressed as units of USD per 1 GBP)

December 2009	Page 12

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

CAD (# CAD / 1 USD)	High	Low	Period End
2004
First Quarter	1.3427	1.2716	1.3093
Second Quarter	1.3967	1.3073	1.3328
Third Quarter	1.3331	1.2613	1.2613
Fourth Quarter	1.2717	1.1774	1.2019
2005
First Quarter	1.2553	1.2012	1.2104
Second Quarter	1.2694	1.2143	1.2251
Third Quarter	1.2436	1.1630	1.1630
Fourth Quarter	1.1939	1.1501	1.1620
2006
First Quarter	1.1720	1.1316	1.1686
Second Quarter	1.1710	1.0986	1.1170
Third Quarter	1.1417	1.1037	1.1180
Fourth Quarter	1.1657	1.1153	1.1657
2007
First Quarter	1.1845	1.1540	1.1540
Second Quarter	1.1594	1.0585	1.0653
Third Quarter	1.0787	0.9922	0.9922
Fourth Quarter	1.0208	0.9203	0.9984
2008
First Quarter	1.0349	0.9753	1.0253
Second Quarter	1.0294	0.9838	1.0215
Third Quarter	1.0752	0.9999	1.0644
Fourth Quarter	1.2962	1.0627	1.2188
2009
First Quarter	1.3012	1.1797	1.2602
Second Quarter	1.2600	1.0812	1.1623
Third Quarter	1.1675	1.0646	1.0695
Fourth Quarter (through December 23, 2009)	1.0848	1.0236	1.0486

Canadian dollar January 1, 2004 to December 23, 2009 (expressed as units of CAD per 1 USD)

December 2009	Page 13

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

EUR (# USD / 1 EUR)	High	Low	Period End
2004
First Quarter	1.2842	1.2128	1.2316
Second Quarter	1.2365	1.1822	1.2199
Third Quarter	1.2452	1.2011	1.2436
Fourth Quarter	1.3637	1.2285	1.3554
2005
First Quarter	1.3465	1.2757	1.2964
Second Quarter	1.3087	1.2032	1.2108
Third Quarter	1.2542	1.1902	1.2026
Fourth Quarter	1.2179	1.1670	1.1849
2006
First Quarter	1.2307	1.1820	1.2118
Second Quarter	1.2928	1.2092	1.2791
Third Quarter	1.2892	1.2505	1.2674
Fourth Quarter	1.3343	1.2513	1.3197
2007
First Quarter	1.3385	1.2893	1.3354
Second Quarter	1.3652	1.3302	1.3541
Third Quarter	1.4267	1.3426	1.4267
Fourth Quarter	1.4872	1.4048	1.4589
2008
First Quarter	1.5845	1.4454	1.5788
Second Quarter	1.5991	1.5380	1.5755
Third Quarter	1.5938	1.3998	1.4092
Fourth Quarter	1.4419	1.2453	1.3971
2009
First Quarter	1.4045	1.2530	1.3250
Second Quarter	1.4303	1.2921	1.4033
Third Quarter	1.4790	1.3884	1.4640
Fourth Quarter (through December 23, 2009)	1.5134	1.4249	1.4327

Eurozone euro January 1, 2004 to December 23, 2009 (expressed as units of USD per 1 EUR)

December 2009	Page 14

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

JPY (# JPY / 1 USD)	High	Low	Period End
2004
First Quarter	112.0400	104.2200	104.2200
Second Quarter	114.5100	103.6800	108.7700
Third Quarter	111.9900	108.1900	110.0500
Fourth Quarter	111.3500	102.0800	102.6300
2005
First Quarter	107.5700	102.0500	107.1500
Second Quarter	110.9200	104.4600	110.9200
Third Quarter	113.5100	109.1600	113.5100
Fourth Quarter	121.0400	113.3000	117.7500
2006
First Quarter	119.0400	114.1500	117.7800
Second Quarter	118.6900	109.7400	114.4400
Third Quarter	118.1800	114.0200	118.1800
Fourth Quarter	119.7800	114.8800	119.0500
2007
First Quarter	121.9400	115.5300	117.8300
Second Quarter	123.8900	117.8600	123.1700
Third Quarter	123.4100	113.3800	114.8100
Fourth Quarter	117.6100	107.4100	111.7500
2008
First Quarter	111.6400	97.3300	99.6900
Second Quarter	108.2200	100.9500	106.2100
Third Quarter	110.5300	104.1800	106.1100
Fourth Quarter	105.7100	87.2400	90.6400
2009
First Quarter	99.1500	88.7500	98.9600
Second Quarter	100.9900	94.4100	96.3600
Third Quarter	97.5700	89.6300	89.7000
Fourth Quarter (through December 23, 2009)	92.1900	86.4100	91.6900

Japanese yen January 1, 2004 to December 23, 2009 (expressed as units of JPY per 1 USD)

December 2009	Page 15

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

CHF (# CHF / 1 USD)	High	Low	Period End
2004
First Quarter	1.2961	1.2211	1.2659
Second Quarter	1.3148	1.2370	1.2487
Third Quarter	1.2826	1.2229	1.2461
Fourth Quarter	1.2649	1.1310	1.1403
2005
First Quarter	1.2243	1.1481	1.1965
Second Quarter	1.2824	1.1781	1.2814
Third Quarter	1.3039	1.2299	1.2939
Fourth Quarter	1.3256	1.2708	1.3134
2006
First Quarter	1.3228	1.2569	1.3042
Second Quarter	1.3044	1.1974	1.2231
Third Quarter	1.2554	1.2235	1.2506
Fourth Quarter	1.2728	1.1923	1.2201
2007
First Quarter	1.2535	1.2070	1.2155
Second Quarter	1.2462	1.2015	1.2215
Third Quarter	1.2192	1.1637	1.1637
Fourth Quarter	1.1864	1.0969	1.1335
2008
First Quarter	1.1332	0.9844	0.9931
Second Quarter	1.0572	0.9987	1.0210
Third Quarter	1.1381	1.0092	1.1221
Fourth Quarter	1.2254	1.0602	1.0687
2009
First Quarter	1.1852	1.0617	1.1394
Second Quarter	1.1689	1.0616	1.0859
Third Quarter	1.0903	1.0236	1.0363
Fourth Quarter (through December 23, 2009)	1.0490	0.9964	1.0391

Swiss franc January 1, 2004 to December 23, 2009 (expressed as units of CHF per 1 USD)

December 2009	Page 16

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

BRL (# BRL / 1 USD)	High	Low	Period End
2004
First Quarter	2.9645	2.7820	2.8953
Second Quarter	3.2118	2.8755	3.0850
Third Quarter	3.0782	2.8505	2.8608
Fourth Quarter	2.8800	2.6530	2.6560
2005
First Quarter	2.7640	2.5665	2.6790
Second Quarter	2.6588	2.3325	2.3325
Third Quarter	2.4870	2.2140	2.2275
Fourth Quarter	2.3800	2.1615	2.3355
2006
First Quarter	2.3364	2.1040	2.1640
Second Quarter	2.3525	2.0555	2.1650
Third Quarter	2.2244	2.1230	2.1690
Fourth Quarter	2.1912	2.1294	2.1364
2007
First Quarter	2.1523	2.0444	2.0594
Second Quarter	2.0478	1.9045	1.9290
Third Quarter	2.0930	1.8336	1.8336
Fourth Quarter	1.8390	1.7330	1.7800
2008
First Quarter	1.8306	1.6689	1.7519
Second Quarter	1.7444	1.5915	1.6037
Third Quarter	1.9634	1.5600	1.9046
Fourth Quarter	2.5127	1.9176	2.3145
2009
First Quarter	2.4473	2.1765	2.3228
Second Quarter	2.2737	1.9231	1.9518
Third Quarter	2.0092	1.7670	1.7670
Fourth Quarter (through December 23, 2009)	1.7866	1.6989	1.7600

Brazilian real January 1, 2004 to December 23, 2009 (expressed as units of BRL per 1 USD)

December 2009	Page 17

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

CNY (# CNY / 1 USD)	High	Low	Period End
2004
First Quarter	8.2775	8.2766	8.2770
Second Quarter	8.2773	8.2765	8.2766
Third Quarter	8.2771	8.2765	8.2765
Fourth Quarter	8.2768	8.2763	8.2765
2005
First Quarter	8.2766	8.2763	8.2764
Second Quarter	8.2767	8.2763	8.2764
Third Quarter	8.2765	8.0871	8.0920
Fourth Quarter	8.0920	8.0702	8.0702
2006
First Quarter	8.0702	8.0172	8.0172
Second Quarter	8.0265	7.9943	7.9943
Third Quarter	8.0048	7.8965	7.9040
Fourth Quarter	7.9149	7.8045	7.8045
2007
First Quarter	7.8143	7.7269	7.7315
Second Quarter	7.7350	7.6151	7.6151
Third Quarter	7.6059	7.5036	7.5105
Fourth Quarter	7.5276	7.3036	7.3036
2008
First Quarter	7.3041	7.0116	7.0120
Second Quarter	7.0185	6.8544	6.8544
Third Quarter	6.8792	6.8113	6.8460
Fourth Quarter	6.8871	6.8171	6.8277
2009
First Quarter	6.8519	6.8270	6.8339
Second Quarter	6.8372	6.8192	6.8305
Third Quarter	6.8362	6.8259	6.8264
Fourth Quarter (through December 23, 2009)	6.8311	6.8233	6.8283

Chinese renminbi January 1, 2004 to December 23, 2009 (expressed as units of CNY per 1 USD)

December 2009	Page 18

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

INR (# INR / 1 USD)	High	Low	Period End
2004
First Quarter	45.6400	43.6000	43.6000
Second Quarter	46.2500	43.5375	46.0600
Third Quarter	46.4713	45.6650	45.9500
Fourth Quarter	45.9000	43.4600	43.4600
2005
First Quarter	43.9300	43.4200	43.7450
Second Quarter	43.8300	43.2900	43.4850
Third Quarter	44.1500	43.1750	44.0150
Fourth Quarter	46.3100	44.1275	45.0500
2006
First Quarter	45.0925	44.1175	44.6225
Second Quarter	46.3900	44.6012	46.0400
Third Quarter	46.8750	45.7700	45.8675
Fourth Quarter	45.8800	44.2700	44.2700
2007
First Quarter	44.6575	43.0350	43.4750
Second Quarter	43.1450	40.4900	40.7225
Third Quarter	41.3162	39.7035	39.8450
Fourth Quarter	39.9000	39.2775	39.4125
2008
First Quarter	40.7300	39.2650	40.1175
Second Quarter	43.0400	39.7650	43.0400
Third Quarter	46.9550	42.0637	46.9550
Fourth Quarter	50.2900	46.6100	48.8025
2009
First Quarter	51.9700	48.2550	50.7300
Second Quarter	50.5200	46.9475	47.9050
Third Quarter	49.0825	47.5175	48.1100
Fourth Quarter (through December 23, 2009)	47.7550	46.0912	46.8750

Indian rupee January 1, 2004 to December 23, 2009 (expressed as units of INR per 1 USD)

December 2009	Page 19

Currency-Linked Principal Protected Notes due September 30, 2013
Based on the Performance of a Basket of Nine Currencies Relative to the U.S. Dollar

Where You Can Find More Information

Morgan Stanley has filed a registration statement (including a prospectus, as supplemented by the prospectus supplement for currency-linked capital protected notes) with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates.  You should read the prospectus in that registration statement, the prospectus supplement for currency-linked capital protected notes and any other documents relating to this offering that Morgan Stanley has filed with the SEC for more complete information about Morgan Stanley and this offering.  You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.  Alternatively, Morgan Stanley will arrange to send you the prospectus and the prospectus supplement for currency-linked capital protected notes if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov as follows:

Prospectus Supplement for Currency-Linked Capital Protected Notes dated December 23, 2008
Prospectus dated December 23, 2008

Terms used in this pricing supplement are defined in the prospectus supplement for currency-linked capital protected notes or in the prospectus.  As used in this pricing supplement, the “Company,” “we,” “us” and “our” refer to Morgan Stanley.

December 2009	Page 20